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                                 AMENDED AND RESTATED
                               TRANSFER AGENT AGREEMENT

     THIS AGREEMENT is made and entered into on this 31st day of August, 1995 and amended on December 15, 1997 by and among Skyline Funds, a Massachusetts business trust ("Skyline"), Skyline Asset Management, L.P., a Delaware limited partnership (the "Manager"), and Firstar Trust Company, a corporation organized under the laws of the State of Wisconsin (hereinafter referred to as the "Agent").

                                 W I T N E S S E T H:

     WHEREAS, Skyline is an open-end management investment company registered under the Investment Company Act of 1940;

     WHEREAS, Skyline has three series, Skyline Special Equities Portfolio, Skyline Special Equities II and Skyline Small Cap Contrarian (each a "Fund" and together, the "Funds");

     WHEREAS, the Agent is a trust company and, among other things, is in the business of administering transfer and dividend disbursing agent functions for the benefit of its customers; and

     NOW THEREFORE, Skyline, the Manager, and the Agent do mutually promise and agree as follows:

1.   TERMS OF APPOINTMENT; DUTIES OF THE AGENT

     Subject to the terms and conditions set forth in this Agreement, Skyline hereby employs and appoints the Agent to act as transfer agent and dividend disbursing agent for each Fund.

     The Agent shall perform all of the customary services of a transfer agent and dividend disbursing agent, and as relevant, agent in connection with accumulation, open account or similar plans (including without limitation any periodic investment plan or periodic withdrawal program), in accordance with the conditions and procedures set forth in the prospectus and statement of additional information relating to shares of the Funds as in effect from time to time (together, the "prospectus") including but not limited to:

     A. Receive orders for the purchase of shares, with prompt delivery, where appropriate, of payment and supporting documentation to the Funds' custodian;

     B. Process purchase orders and issue the appropriate number of certificated or uncertificated shares with such uncertificated shares being held in the appropriate shareholder account;

     C. Process redemption requests received in good order and, where relevant, deliver appropriate documentation to the Funds' custodian;

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     D.   Pay monies (upon receipt from the Fund's custodian, where relevant) in accordance with the instructions of redeeming shareholders;

     E. Process transfers of shares in accordance with the shareowner's instructions;

     F. Process exchanges between Funds or between a Fund and any other mutual fund with which a Fund offers an exchange privilege, as described from time to time in a Fund's prospectus;

     G. Issue and/or cancel certificates as instructed; replace lost, stolen or destroyed certificates upon receipt of satisfactory indemnification or surety bond;

     H. Prepare and transmit or credit payments for dividends and distributions declared by the Funds;

     I. Make changes to shareholder records, including, but not limited to, address changes in plans (i.e., systematic withdrawal, automatic investment, dividend reinvestment, etc.);

     J. Record the issuance of shares of the Funds and maintain, pursuant to Rule 17ad-10(e), a record of the total number of shares of the Funds which are authorized, issued and outstanding;

     K. Prepare shareholder meeting lists and, if applicable, mail, receive and tabulate proxies;

     L.   Mail shareholder reports and prospectuses to current shareholders;

     M. Prepare, mail to shareholders, and file U.S. Treasury Department forms 1099 and other appropriate information returns required with respect to dividends and distributions for all shareholders;
     N. Provide shareholder account information upon request, and prepare and mail confirmations and statements of account to shareholders for all purchases, redemptions and other confirmable transactions as agreed upon with the Funds; and

     O. Provide a Blue Sky System which will enable the Funds to monitor the total number of shares sold in each state. In addition, the Funds shall identify to the Agent in writing those transactions and assets to be treated as exempt from the Blue Sky reporting to the Funds for each state. The responsibility of the Agent for the Funds' Blue Sky state registration status is solely limited to the reporting of such transactions to the Funds.

     P. Create and maintain records showing for each investor's account the following:

          A.   Names, addresses, and tax identifying numbers;


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          B.   Number of shares held;

          C. Historical information regarding the account of each shareholder, including dividends paid and date and price for all transactions;

          D.   Any stop or restraining order placed against the account;

          E. Information with respect to withholdings in the case of a foreign account;

          F. Any dividend reinvestment order, plan application, dividend address, and correspondence relating to the current maintenance of the account;

          G. Certificate numbers and denominations for any shareholder holding certificates; and

          H. Any information required in order for the Agent to perform the calculations contemplated or required by this Agreement.

2.   COMPENSATION

     The Manager agrees to pay the Agent for performance of the duties listed in this Agreement as may be agreed from time to time in writing and for reasonable fees and out-of-pocket expenses including but not limited to the following: printing, postage, forms, stationery, record retention, mailing, insertion, programming, labels, shareholder lists and proxy expenses.

     These fees and reimbursable expenses may be changed from time to time subject to mutual written agreement between Skyline and the Agent.

     The Manager agrees to pay all fees and reimbursable expenses within thirty
(30) calendar days following the mailing of the billing notice.

3.   REPRESENTATIONS OF AGENT

     The Agent represents and warrants to Skyline that:

     A. It is a trust company duly organized, existing and in good standing under the laws of Wisconsin;

     B. It is duly qualified to carry on its business in the state of Wisconsin;

     C. It is empowered under applicable laws and by its charter and bylaws to enter into and perform this Agreement;

     D. All requisite corporate proceedings have been taken to authorize it to enter and perform this Agreement; and

     E. It has and will continue to have access to the necessary facilities, equipment and personnel to perform its duties and obligations under this Agreement.

4.   REPRESENTATIONS OF SKYLINE

     Skyline represents and warrants to the Agent that:

     A. It is an open-end diversified investment company under the Investment Company Act of 1940;

     B. It is a business trust organized, existing, and in good standing under the laws of Massachusetts;

     C. It is empowered under applicable laws and by its Declaration of Trust and bylaws to enter into and perform this Agreement;

     D. All necessary proceedings required by the Declaration of Trust have been taken to authorize it to enter into and perform this Agreement; and

     E. A registration statement under the Securities Act of 1933 is currently effective and will remain effective, and appropriate state securities law filings have been made and will continue to be made, with respect to all shares of the Funds being offered for sale.

5.   REPRESENTATIONS OF MANAGER

     Manager represents and warrants to Skyline and the Agent that:

     A. It is a limited partnership organized, existing, and in good standing under the laws of Delaware;

     B. It is empowered under applicable laws and by its Agreement of Limited Partnership to enter into and perform this Agreement; and

     C. All requisite action required by its Agreement of Limited Partnership has been taken to authorize it to enter into and perform this Agreement.

6.   COVENANTS OF SKYLINE AND AGENT

     Skyline shall furnish the Agent a certified copy of the resolution of the Board of Trustees of Skyline authorizing the appointment of the Agent and the execution of this Agreement. Skyline shall provide to the Agent a copy of its Declaration of Trust, and bylaws, and all amendments thereto.

     The Agent shall keep records relating to the services to be performed hereunder, in the form and manner as it may deem advisable. To the extent required by Section 31 of the Investment Company Act of 1940, as amended, and the rules thereunder, the Agent agrees that all such records prepared or maintained by the Agent relating to the services to be performed by the Agent hereunder are the property of Skyline and will be preserved, maintained and made available in accordance with such section and rules and will be surrendered to Skyline on and in accordance with their request.

7.   INDEMNIFICATION; REMEDIES UPON BREACH

     The Agent agrees to use reasonable care and act in good faith in performing its duties hereunder.

     Provided that the Agent has used reasonable care and acted in good faith, the Agent shall not be liable or responsible for delays or errors occurring by reason of circumstances beyond its control, including acts of civil or military authority, national or state emergencies, fire, mechanical or equipment failure, flood or catastrophe, acts of God, insurrection or war. In the event of a mechanical breakdown beyond its control, the Agent shall take all reasonable steps to minimize service interruptions for any period that such interruption continues beyond the Agent's control. The Agent will make every reasonable effort to restore any lost or damaged data, and the correcting of any errors resulting from such a breakdown will be at the Agent's expense. The Agent agrees that it shall, at all times, have reasonable contingency plans with appropriate parties, making reasonable provision for emergency use of electrical data processing equipment to the extent appropriate equipment is available. Representatives of Skyline or the Manager shall be entitled to inspect the Agent's premises and operating capabilities at any time during regular business hours of the Agent, upon reasonable notice to the Agent.

     Skyline, on behalf of a Fund, will indemnify and hold the Agent harmless against any and all losses, claims, damages, liabilities or expenses (including reasonable counsel fees and expenses) resulting from any claim, demand, action or suit not resulting from the Agent's bad faith or negligence, and arising out of or in connection with the Agent's duties on behalf of that Fund hereunder, including as a result of the Agent acting upon telephone instructions relating to the exchange or redemption of shares received by the Agent and reasonably believed by the Agent to have originated from the record owner of the subject shares; or as a result of the Agent acting upon any instructions executed or orally communicated by a person duly authorized by Skyline's Board of Trustees to give such instructions to the Agent by Skyline, according to such lists of authorized persons furnished to the Agent; or a result of acting in reliance upon any genuine instrument or stock certificate signed, countersigned or executed by any person or persons authorized to sign, countersign or execute the same.

     In order for this section to apply, it is understood that if in any case Skyline may be asked to indemnify or hold harmless the Agent, Skyline shall be advised of all pertinent facts concerning the situation in question, and it is further understood that the Agent will use reasonable care to notify Skyline promptly concerning any situation which presents or appears likely to present a claim for indemnification against Skyline. Skyline shall have the option to defend the Agent against any claim which may be the subject of this indemnification and, in the event that Skyline so elect, Skyline will so notify the Agent, and thereupon Skyline shall take over complete defense of the claim and the Agent shall sustain no further legal or other expenses


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in such situation for which the Agent shall seek indemnification under this section. The Agent will in no case confess any claim or make any compromise in any case in which Skyline will be asked to indemnify the Agent, except with Skyline's prior written consent.

8.   CONFIDENTIALITY

     The Agent agrees on behalf of itself and its employees to treat confidentially all records and other information relative to the Funds and their shareholders and shall not be disclosed to any other party, except after prior notification to and approval in writing by Skyline, on behalf of a Fund which approval shall not be unreasonably withheld and may not be withheld where the Agent may be exposed to civil or criminal contempt proceedings for failure to comply after being requested to divulge such information by duly constituted authorities.

9.   WISCONSIN LAW TO APPLY

     This Agreement shall be construed and the provisions thereof interpreted under and in accordance with the laws of the state of Wisconsin.

10.  ADDITIONAL SERIES

          Skyline is authorized to issue separate classes of shares of beneficial interest representing interests in separate investment portfolios. The parties intend that each portfolio established by Skyline, now or in the future, be covered by the terms and conditions of this Agreement. In order for a future portfolio to be covered by this Agreement, Skyline shall give notice to the Custodian of the designation of and the expected effective date of such portfolio.

11.  AMENDMENT, ASSIGNMENT, TERMINATION AND NOTICE

     A. This Agreement may be amended by the mutual written consent of the parties.

     B. This Agreement may be terminated upon ninety (90) day's written notice given by one party to the other.

     C. This Agreement and any right or obligation hereunder may not be assigned by either party without the signed, written consent of the other party.

     D. Any notice required to be given by the parties to each other under the terms of this Agreement shall be in writing, addressed and delivered, or mailed to the principal place of business of the other party.

     E. In the event that Skyline on behalf of a Fund gives to the Agent its written intention to terminate and appoint a successor transfer agent, the Agent agrees to cooperate in the transfer of its duties and responsibilities to the successor, including any and all relevant books, records and other data established or maintained by the Agent under this Agreement.


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

     F. Should Skyline on behalf of a Fund exercise its right to terminate, all out-of-pocket expenses associated with the movement of records and material that are approved in writing in advance by Skyline or the Manager will be paid by the Manager.

     G. This Agreement supersedes and terminates, as of the close of business on the date hereof, all prior agreements between Skyline and Agent relating to transfer agency services and shareholder servicing.

12.  DISCLAIMER OF LIABILITY

     This agreement is executed on behalf of Skyline by its officers in their capacities as officers and not individually. The obligations of Skyline under this agreement are not binding upon Skyline's trustees, officers, or shareholders individually but are binding only upon the assets and property of Skyline, or of the Fund to which the services performed pursuant to this agreement relate. Skyline's Declaration of Trust is on file with the Secretary of the Commonwealth of Massachusetts.


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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed and their respective corporate seals to be affixed hereto as of the date first above-written by their respective officers thereunto duly authorized.

          Executed in several counterparts, each of which is an original.


Attest:                                      FIRSTAR TRUST COMPANY



By: /s/ Gail M. Zess                         By: /s/ James C. Tyler
   --------------------------------             --------------------------------

Title: Senior Trust President                Title:  Vice President
   --------------------------------             --------------------------------



Attest:                                      SKYLINE ASSET MANAGEMENT, L.P.



By: /s/ Scott C. Blim                        By: /s/ William M. Dutton
   --------------------------------             --------------------------------

Title: Chief Financial Officer               Title: Managing Partner
   --------------------------------             --------------------------------



Attest:                                      SKYLINE FUNDS



By: /s/ Scott C. Blim                        By: /s/ William M. Dutton
   --------------------------------             --------------------------------

Title: Secretary                             Title: President
   --------------------------------             --------------------------------


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

                                FIRSTAR TRUST COMPANY
                                 MUTUAL FUND SERVICES

                           SHAREHOLDER ACCOUNTING SERVICES
                         SKYLINE SPECIAL EQUITIES PORTFOLIO,
                           SKYLINE SPECIAL EQUITIES II AND
                             SKYLINE SMALL CAP CONTRARIAN
                                 ANNUAL FEE SCHEDULE


Annual Fee Schedule

$14.00 per open shareholder account

$11.00 per open networked account

$6.00 per closed shareholder account

Minimum annual fees of $6,000 for Skyline Special Equities Portfolio and Skyline
     Special Equities II, but minimum annual fees of $4,000 for Skyline Small Cap Contrarian

     $12.00 per Fed wire transfer (billed to investors)

Plus out-of-pocket expenses, including but not limited to:

     Postage

     Programming

     Stationery, envelopes

     Mailing

     Proxies

     Retention of records

     Microfilm/fiche of records

     Special reports

     All other out-of-pocket expenses

     ACH fees

Fees are billed monthly